Exhibit 99.1

                  California Pizza Kitchen Announces
         Financial Results for the Fourth Quarter and Fiscal
                      Year Ended January 1, 2006

    LOS ANGELES--(BUSINESS WIRE)--Feb. 2, 2006--

      Reiterates 2006 Guidance of $1.35 to $1.39 Excluding Stock
     Compensation Expense and the October 6, 2005 Lease Accounting
                             Pronouncement

    California Pizza Kitchen, Inc. (Nasdaq: CPKI) today reported revenues and net income for the fourth quarter and fiscal year ended January 1, 2006. Highlights for the 13-week fourth quarter of 2005 relative to the 14-week fourth quarter of 2004 were as follows:

    --  Total revenues up approximately 8.9% to $125.4 million

    --  Comparable restaurant sales increase of 5.3%

    -- Net income of $3.5 million, or $0.17 per diluted share, compared to net income of $5.7 million, or $0.29 per diluted share, in the same quarter last year

    -- Net income excluding stock-based compensation expense, store closure and legal settlement costs of $5.9 million, or $0.29 per diluted share, compared to net income of $5.7 million, or $0.29 per diluted share, in the same quarter last year

    Highlights for the 52-week fiscal year ended 2005 relative to the 53-week fiscal year ended 2004 were as follows:

    --  Total revenues up approximately 13.5% to $479.6 million

    --  Comparable restaurant sales increase of 7.5%

    -- Net income of $19.5 million, or $0.99 per diluted share, compared to net income of $17.8 million, or $0.92 per diluted share, in the prior year

    -- Net income excluding stock-based compensation expense and impairment, store closure and legal settlement charges of $23.2 million, or $1.17 per diluted share, compared to net income of $20.8 million, or $1.08 per diluted share, excluding accelerated depreciation, store closure and legal settlement costs in the prior year

    Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, "Fiscal 2005 brought strategic improvement in virtually every aspect of our business and we were proud to have achieved these milestones while driving significant top and bottom-line growth. Going forward, California Pizza Kitchen will continue to focus on revenue growth, margin expansion at the operating line, and quality development across all of our concepts."
    Average weekly sales for the Company's 151 full service restaurants increased 7.4% to $62,801 for the fourth quarter of 2005 compared to $58,499 for the same quarter last year.
    Rosenfield and Flax continued, "Our pipeline in 2006 will primarily focus on full service CPK units and the continued strategic development of our fast-casual concept, CPK ASAP. We believe these core concepts will be the financial driver of CPK, complemented by the eventual roll-out of LA Food Show. We are committed to our growth plan and believe that CPK has never been better positioned in the marketplace."
    During the fourth quarter of 2005 the Company opened three new full service restaurants in Atlanta, GA, Torrance, CA and Simi Valley, CA and one ASAP in Palo Alto, CA. The Company has already opened two new full service restaurants in Northridge, CA and Norfolk, VA during the first quarter of 2006.
    The Company also reiterated guidance for fiscal 2006 based on the following assumptions:

    --  Restaurant revenue growth of approximately 15.0% to 16.0%

    --  Comparable restaurant sales growth of approximately 5.0% to
        6.0%

    --  16 to 18 new full service restaurants

    --  Four new ASAP restaurants

    -- Earnings per diluted share of $1.10 to $1.14 including the effects of stock-based compensation expense and the impact of the October 6, 2005 lease accounting pronouncement

    -- Earnings per diluted share of $1.35 to $1.39 excluding the effects of stock-based compensation expense and the impact of the October 6, 2005 lease accounting pronouncement

    For the first quarter of 2006, the Company added two new restaurants, both of which opened on January 24, 2006. These openings, together with comparable restaurant sales of 5.0% to 6.0%, are expected to result in first quarter earnings per diluted share of $0.21 to $0.22 including the effects of stock-based compensation expense and the impact of the October 6, 2005 lease accounting pronouncement and $0.27 to $0.28 excluding the effects of stock-based compensation expense and the impact of the aforementioned lease accounting pronouncement.

    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain in the premium pizza segment. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups and sandwiches. The average guest check is approximately $12.63. As of February 2, 2006 the company operates, licenses or franchises 190 restaurants, of which 159 are company-owned and 31 operate under franchise or license agreements. The Company also has a licensing arrangement with Kraft Pizza Company, which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.
    California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

    This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.
    Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.



     Selected Unaudited Consolidated Financial and Operating Data
    (Dollars in thousands, except for per share and operating data)

                             Quarter Ended           Year Ended
                          January 1, January 2,  January 1, January 2,
                             2006       2005       2006       2005
                           ---------  ---------  ---------  ---------
 Statement of Income:

 Revenues:
 Restaurant sales          $123,807   $114,027   $474,738   $418,799
 Franchise and other
  revenues                    1,559      1,127      4,861      3,653
                           ---------  ---------  ---------  ---------
 Total revenues             125,366    115,154    479,599    422,452

 Costs and expenses:
 Food, beverage and paper
  supplies                   31,274     28,572    118,480    103,813
 Labor                       44,798     40,795    173,751    152,949
 Direct operating and
  occupancy                  24,122     21,894     92,827     83,054
                           ---------  ---------  ---------  ---------
 Cost of sales              100,194     91,261    385,058    339,816

 General and
  administrative              8,764      8,892     32,674     28,794
 Stock-based compensation     3,624          -      3,624          -
 Depreciation and
  amortization                6,830      6,278     25,440     23,975
 Pre-opening costs              993        450      4,051        737
 Loss on impairment of
  property and
 equipment                       45          -      1,160          -
 Store closure costs           (618)         -        152      2,700
 Legal settlement costs         600          -        600      1,333

                           ---------  ---------  ---------  ---------
 Total costs and expenses   120,432    106,881    452,759    397,355

 Operating income             4,934      8,273     26,840     25,097

 Other income (expense):
 Interest income                163        198        739        571
 Other income                     -          -      1,105          -
 Equity in net loss of
  unconsolidated Joint
  Venture                         -        (34)       (22)      (143)
                           ---------  ---------  ---------  ---------
 Total other income             163        164      1,822        428
                           ---------  ---------  ---------  ---------

 Income before income tax
  provision                   5,097      8,437     28,662     25,525
 Income tax provision         1,619      2,725      9,172      7,709
                           ---------  ---------  ---------  ---------
 Net income                  $3,478     $5,712    $19,490    $17,816
                           =========  =========  =========  =========

 Net income per common
  share:
 Basic                        $0.18      $0.30      $1.01      $0.93
 Diluted                      $0.17      $0.29      $0.99      $0.92

 Shares used in computing
  net income per common
  share (in thousands):

 Basic                       19,503     19,168     19,379     19,125
 Diluted                     20,088     19,435     19,738     19,267

 Operating Data:
 Restaurants open at end
  of period                     188        171        188        171
 Company-owned full
  service restaurants
  open at end of period         151        137        151        137
 Average weekly company-
  owned full service
  restaurant sales          $62,801    $58,499    $62,383    $57,509
 18 month comparable
  company-owned
  restaurant sales
  increase                      5.3%       7.7%       7.5%       8.0%


                              Quarter Ended         Year Ended
                          January 1, January 2,  January 1, January 2,
                             2006       2005       2006       2005
                          ---------  ---------  ---------  ---------

 Statement of Income Percentages(1):

 Revenues:
 Restaurant sales              98.8%    99.0%       99.0%      99.1%
 Franchise and other revenues   1.2%     1.0%        1.0%       0.9%
                              -------  -------       -------  -------
 Total revenues               100.0%   100.0%       100.0%    100.0%

 Costs and expenses:
 Food, beverage and paper
  supplies                     25.3%    25.1%        25.0%     24.8%
 Labor                         36.2%    35.8%        36.6%     36.5%
 Direct operating and
  occupancy                    19.5%    19.2%        19.6%     19.8%
                              -------  -------      -------  -------
 Cost of sales                 80.9%    80.0%        81.1%     81.1%

 General and administrative     7.0%     7.7%         6.8%      6.8%
 Stock-based compensation       2.9%     0.0%         0.8%      0.0%
 Depreciation and amortization  5.4%     5.5%         5.3%      5.7%
 Pre-opening costs              0.8%     0.4%         0.8%      0.2%
 Loss on impairment of
  property and equipment        0.0%     0.0%         0.2%       0.0%
 Store closure costs           -0.5%     0.0%         0.0%       0.6%
 Legal settlement costs         0.5%     0.0%         0.1%       0.3%
                              -------  -------       -------  -------
 Total costs and expenses      96.1%    92.8%        94.4%      94.1%

 Operating income               3.9%     7.2%         5.6%       5.9%

 Other income (expense):
 Interest income                0.1%     0.2%         0.2%       0.1%
 Other income                   0.0%     0.0%         0.2%       0.0%
 Equity in net loss of
  unconsolidated Joint Venture  0.0%     0.0%         0.0%       0.0%
                              -------  -------       -------  -------
 Total other income             0.1%     0.1%         0.4%       0.1%
                              -------  -------       -------  -------

 Income before income tax
  provision                     4.1%     7.3%         6.0%       6.0%
 Income tax provision           1.3%     2.4%         1.9%       1.8%
                              -------  -------       -------  -------
 Net income                     2.8%     5.0%         4.1%       4.2%
                              =======  =======      =======   =======

(1) Percentages are expressed as a percentage of total revenues, except for cost of sales which is expressed as a percentage of restaurant sales.


            Selected Consolidated Balance Sheet Information
                        (Dollars in thousands)

 Selected Consolidated Balance Sheet Information
                                                January 1,  January 2,
                                                   2006        2005
                                                ---------   ----------

 Cash and cash equivalents                        $11,272   $17,719
 Marketable securities                             11,408    26,415
 Total assets                                     285,947   241,804
 Stockholders' equity                             198,763   167,035


                    California Pizza Kitchen, Inc.
                             Units Summary

                            Total                             Total
                            Units                             Units
                             at                                at
                         October 2,                         January 1,
 Fourth Quarter 2005        2005     Opened Acquired Closed   2006
--------------------------- -------  ------ -------- ------ -------
Company-owned full service
 domestic                     148      3        -      -     151
Company-owned ASAP domestic     5      1        -      1       5
Company-owned LA Food Show      1      -        -      -       1
Franchised domestic            19      -        -      -      19
Franchised international       12      -        -      -      12
                            --------------------------------------
Total                         185      4        -      1     188
                            ======================================


                    California Pizza Kitchen, Inc.
                       Supplemental Information
                                                             Cost of
                                                              Sales
                                                               as a
                                Weekly    (,000)   (,000)   Percentage
                       # of     Sales   Restaurant Cost of      of
 Fourth Quarter 2005  Stores   Average    Sales     Sales(1)   Sales
 ---------------------------------------------------------------------

 Pre-2002 Full Service
 Q4, 2005 (13 weeks)    94      68,361    82,101   64,454    78.5%
 Q4, 2004 (14 weeks)    94      63,917    83,741   65,487    78.2%
 Year over year change             7.0%     -2.0%    -1.6%    (30) bps
 Q3, 2005 (13 weeks)    94      69,307    84,356   65,136    77.2%

 Class of 2002 Full Service
 Q4, 2005 (13 weeks)    18      55,572    13,004   10,780    82.9%
 Q4, 2004 (14 weeks)    18      52,060    13,119   10,892    83.0%
 Year over year change             6.7%     -0.9%    -1.0%     10  bps
 Q3, 2005 (13 weeks)    18      54,116    12,663   10,663    84.2%

 Class of 2003 Full Service
 Q4, 2005 (13 weeks)    20      44,842    11,659   10,240    87.8%
 Q4, 2004 (14 weeks)    22      40,801    12,555   10,916    86.9%
 Year over year change             9.9%     -7.1%    -6.2%    (90) bps
 Q3, 2005 (13 weeks)    20      46,664    12,133   10,561    87.0%

 Class of 2004 Full Service
 Q4, 2005 (13 weeks)     4      54,504     2,834    2,391    84.4%
 Q4, 2004 (14 weeks)     4      57,885     2,911    2,507    86.1%
 Year over year change            -5.8%     -2.6%    -4.6%    170  bps
 Q3, 2005 (13 weeks)     4      54,483     2,833    2,399    84.7%

 Class of 2005 Full Service
 Q4, 2005 (13 weeks)    15      63,445    11,366    9,809    86.3%
 Q3, 2005 (13 weeks)    12      65,011     8,303    7,169    86.3%

 ASAP and LA Food Show
 Q4, 2005 (13 weeks)     6      36,787     2,843    2,520    88.6%
 Q4, 2004 (14 weeks)     4      30,383     1,701    1,459    85.8%
 Year over year change            21.1%     67.1%    72.7%   (280) bps
 Q3, 2005 (13 weeks)     6      36,020     2,809    2,529    90.0%

 Total restaurants
 Q4, 2005 (13 weeks)   157      61,798   123,807  100,194    80.9%
 Q4, 2004 (14 weeks)   142 (2)  57,702   114,027   91,261    80.0%
 Year over year change             7.1%      8.6%     9.8%    (90) bps
 Q3, 2005 (13 weeks)   154      62,522   123,097   98,457    80.0%


(1) Cost of sales includes food, beverage and paper supplies, labor, and direct operating and occupancy costs.

(2) One of our restaurants was closed on January 2, 2005, the last day of the fiscal year; however, we included this store in the above table for comparison purposes.


                    California Pizza Kitchen, Inc.
                       Supplemental Information

                                                             Cost of
                                                              Sales
                                                               as a
                               Weekly    (,000)    (,000)   Percentage
                       # of     Sales  Restaurant  Cost of      of
 Fiscal Year 2005     Stores   Average   Sales     Sales(1)    Sales
 ---------------------------------------------------------------------

 Pre-2002 Full Service
 YTD, 2005 (52 weeks)   94      67,946   329,497   258,983    78.6%
 YTD, 2004 (53 weeks)   94      62,983   312,703   247,055    79.0%
 Year over year change             7.9%      5.4%      4.8%     40 bps

 Class of 2002 Full Service
 YTD, 2005 (52 weeks)   18      53,699    50,263    42,250    84.1%
 YTD, 2004 (53 weeks)   18      49,721    47,420    40,447    85.3%
 Year over year change             8.0%      6.0%      4.5%    120 bps

 Class of 2003 Full Service
 YTD, 2005 (52 weeks)   20      44,260    46,031    40,709    88.4%
 YTD, 2004 (53 weeks)   22      40,744    47,496    42,469    89.4%
 Year over year change             8.6%     -3.1%     -4.1%    100 bps

 Class of 2004 Full Service
 YTD, 2005 (52 weeks)    4      53,717    11,173     9,644    86.3%
 YTD, 2004 (53 weeks)    4      55,387     5,380     4,698    87.3%
 Year over year change            -3.0%    107.7%    105.3%    100 bps

 Class of 2005 Full Service
 YTD, 2005 (52 weeks)   15      66,639    28,226    24,833    88.0%

 ASAP and LA Food Show
 YTD, 2005 (52 weeks)    6      34,577     9,548     8,639    90.5%
 YTD, 2004 (53 weeks)    4      27,358     5,800     5,147    88.7%
 Year over year change            26.4%     64.6%     67.8%  (180) bps

 Total restaurants
 YTD, 2005 (52 weeks)  157      61,390   474,738   385,058    81.1%
 YTD, 2004 (53 weeks)  142  (2) 56,645   418,799   339,816    81.1%
 Year over year change             8.4%     13.4%     13.3%      - bps


(1) Cost of sales includes food, beverage and paper supplies, labor, and direct operating and occupancy costs.

(2) One of our restaurants was closed on January 2, 2005, the last day of the fiscal year; however, we included this store in the above table for comparison purposes.


The following reconciliation of net income is provided to assist the reader with understanding the financial impact of the accelerated depreciation, stock-based compensation expense, impairment charges, store closure and legal settlement costs during the quarter and year (unaudited, in thousands, except per share data):

                                    Quarter Ended      Year Ended
                                   January January  January  January
                                       1,      2,       1,      2,
                                     2006    2005     2006     2005
                                    ------- ------- -------- --------


Net income as reported               $3,478  $5,712  $19,490  $17,816
Accelerated depreciation                  -       -        -    1,339
Stock-based compensation              3,624       -    3,624        -
Impairment of property, plant and
 equipment                                -       -    1,015        -
Store closure costs                    (618)      -      152    2,700
Legal settlement costs                  600       -      600    1,333
Income tax benefit                   (1,154)      -   (1,725)  (2,401)
                                     ------- ------- -------- --------
Net income excluding accelerated
 depreciation,
stock-based compensation, impairment
 charges,
store closure and legal settlement
 costs                               $5,930  $5,712  $23,156  $20,787
                                     ======= ======= ======== ========


Basic net income per common share:
Net income                            $0.18   $0.30    $1.01    $0.93
Accelerated depreciation                  -       -        -     0.07
Stock-based compensation               0.19       -     0.19        -
Impairment of property, plant and
 equipment                                -       -     0.05        -
Store closure costs                   (0.03)      -     0.01     0.14
Legal settlement costs                 0.03       -     0.03     0.07
Income tax benefit                    (0.06)      -    (0.09)   (0.13)
                                     ------- ------- -------- --------
Basic net income excluding accelerated
 depreciation,
stock-based compensation, impairment
 charges,
store closure and legal settlement
 costs                                $0.31   $0.30    $1.20    $1.08
                                     ======= ======= ======== ========


Diluted net income per common share:
Net income                            $0.17   $0.29    $0.99    $0.92
Accelerated depreciation                  -       -        -     0.07
Stock-based compensation               0.18       -     0.18        -
Impairment of property, plant and
 equipment                                -       -     0.05        -
Store closure costs                   (0.03)      -     0.01     0.14
Legal settlement costs                 0.03       -     0.03     0.07
Income tax benefit                    (0.06)      -    (0.09)   (0.12)
                                     ------- ------- -------- --------
Diluted net income excluding
 accelerated depreciation,
stock-based compensation, impairment
 charges,
store closure and legal settlement
 costs                                $0.29   $0.29    $1.17    $1.08
                                     ======= ======= ======== ========




    CONTACT: California Pizza Kitchen, Inc.
             Sarah Grover (media) or Sue Collyns (investors)
             310-342-5000